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                                                                Exhibit 28(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 25, 2010, relating to the financial statements and financial highlights which appear in the March 31, 2010 Annual Report to Shareholders of the Gabelli SRI Green Fund, Inc. (formerly The Gabelli SRI Fund, Inc), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
New York, New York
July 29, 2010